Exhibit 99.1

SeraCare Provides Update of Audit Committee Internal Review

Oceanside, CA – March 15, 2006 –SeraCare Life Sciences, Inc. (NASDAQ – SRLSE, SRLS), today announced that, in connection with the Audit Committee’s previously announced internal review of the concerns raised by the Company’s independent auditors, the Audit Committee has made certain recommendations to the Board of Directors of the Company based upon its findings to date.

The Board of Directors of the Company, acting upon the recommendations of the Audit Committee, concluded that the Company’s previously issued financial statements contained in its quarterly reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005 and June 30, 2005 should no longer be relied upon. While the internal review of the Audit Committee is still ongoing, the Company expects to restate one or more of the financial statements for the first three quarters of fiscal 2005. The restated financial statements will be filed as soon as practicable. Also as a result of the internal review, the Company believes that there are material weaknesses in its internal control over financial reporting and has retracted its previously issued guidance for fiscal 2005.

In addition and acting upon the recommendation of the Audit Committee, the Board of Directors terminated the Company’s employment/consulting agreements with Barry D. Plost, Chairman of the Board of Directors; Michael F. Crowley, Jr., President and Chief Executive Officer; Jerry L. Burdick, Secretary; and Craig A. Hooson, Chief Financial Officer. Messrs. Plost, Crowley and Burdick have also been asked to resign from the Board of Directors of the Company.

Thomas Lawlor, the current Chief Operating Officer of the Company, has assumed the additional responsibilities of the President and Chief Executive Officer on an interim basis while the Board of Directors conducts an internal and external search for a Chief Executive Officer, as well as for a Chief Financial Officer. An Executive Committee of the Board of Directors of the Company, chaired by Mr. Robert Cresci, has been appointed to oversee the management of the Company during this interim period.

As previously reported, the Company’s failure to timely file its periodic reports is a covenant violation under the Company’s senior credit facility. In addition, because the Audit Committee review is still ongoing, the Company does not expect that it will be able to file its Form 10-Q for its fiscal quarter ending March 31, 2006 on a timely basis. The Company is engaged in discussions with the lenders under its senior credit facility with respect to these matters and expects to seek a waiver of these covenant violations. There can be no assurances that the Company will be successful in obtaining a waiver of these or other covenant violations.

About SeraCare Life Sciences

SeraCare Life Sciences Inc. is a manufacturer and provider of biological products and services to diagnostic, therapeutic, drug discovery, and research organizations. The Company’s offerings include plasma-based therapeutic products, diagnostic products and reagents, cell culture products, specialty plasmas, in vitro stabilizers, and the SeraCare BioBank(TM), a proprietary database of medical information and associated blood, plasma, DNA and RNA samples. Headquartered in Oceanside, CA, SeraCare conducts business throughout the world, and is traded on the NASDAQ national stock market under the symbol SRLSE. For additional information about SeraCare Life Sciences Inc., please visit the Company’s web site at www.seracare.com.

Safe Harbor Forward Looking Statements

Certain statements contained in this press release may be deemed to be forward looking statements under federal securities laws, and the Company intends that such forward looking statements be subject to the safe harbor created thereby. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward looking statements. Information on factors that could affect the Company and its financial results is included in the Company’s report on Form 10-K for the year ended September 30, 2004 filed with the Securities and Exchange Commission (SEC) as well as the Company’s other public filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Contact:

The Trout Group

Tim Ryan, 212-477-9007x24

tryan@troutgroup.com

Source: SeraCare Life Sciences, Inc.